Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of China Modern Agricultural Information, Inc.  (the “Company”) on the Form 10-Q for the period ending March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Liu Yanyan, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ending March 31, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ending March 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of China Modern Agricultural Information, Inc.

Date: May 16, 2011	By:	/s/ Liu Yanyan
Liu Yanyan Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)